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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 17, 1996, which appears on page 21 of the 1996 Annual Report to Stockholders of Raychem Corporation, which is incorporated by reference in Raychem Corporation's Annual Report on Form 10-K for the year ended June 30, 1996. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 14 of such Annual Report on Form 10-K.

                                          PRICE WATERHOUSE LLP

San Jose, California
February 18, 1997